UNITED STATES
SECUTITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2003

PLUMAS BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	333-84534	75-2987076

(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, California	95971

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (530) 283-7305

(Former Name or Former Address, if Changed Since Last Report) N/A

Item 5. Other Events

(a)	PRESS RELEASE. On April 30, 2003, Plumas Bancorp issued a press release containing unaudited financial information and announcement of an agreement to purchase five branches located in Northeastern California from Placer Sierra Bank. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(b)	Exhibits

Exhibit 99.1.	Press Release dated April 30, 2003 containing unaudited financial information and announcement of an agreement to purchase five branches located in Northeastern California from Placer Sierra Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Plumas Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMAS BANCORP

Date: April 30, 2003	By:	/s/ Douglas N. Biddle Douglas N. Biddle Chief Financial Officer

EXHIBITS

99.1.	Press Release dated April 30, 2003 containing unaudited financial information and announcement of an agreement to purchase five branches located in Northeastern California from Placer Sierra Bank.